Exhibit 1.01

ENGILITY HOLDINGS, INC.
CONFLICT MINERALS REPORT
For the reporting period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (this “Report”) of Engility Holdings, Inc. (herein referred to as the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period January 1, 2013 to December 31, 2013. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries. The purpose of this Report is to describe the measures the Company has taken to exercise due diligence on the source and chain of custody of any 3TG Minerals in our products.

1.	Company Overview
The Company, through its predecessors, has provided mission critical services to the U.S. government for over four decades. Our customers include the U.S. Department of Defense (DoD), U.S. Department of Justice (DoJ), U.S. Agency for International Development (USAID), U.S. Department of State (DoS), Federal Aviation Administration (FAA), Department of Homeland Security (DHS), and foreign governments. We attribute the current strength of our customer relationships to our singular focus on services, our strong capabilities in program planning and management, superior past performance, and the experience of our people and their commitment to our customers’ missions. As of December 31, 2013, we employed approximately 6,600 individuals globally and operated in over 50 countries.

2.	Description of the Company’s Products Covered by this Report
We support our customers with a wide range of specialized technological and mission expertise. Our portfolio of offerings reflects a continuum or “lifecycle” of capabilities that aligns with how and what our customers buy in terms of services. Our offerings include: specialized technical consulting; program and business support services; engineering and technology lifecycle support; information technology modernization and sustainment; supply chain services and logistics management; and training and education.

Although the vast majority of our revenues are derived from our service offerings, a certain portion of our operations involves manufacturing or contracting to manufacture communications-related systems and components and modular office products (the “Covered Products”), for which 3TG Minerals are contained in various component circuit boards or related computer equipment, or in the modular office components.

3.	Supply Chain Overview

In order to manage our assessment of the suppliers for the Covered Products, we defined the scope of our conflict minerals due diligence by identifying and reaching out to our current suppliers that provided components with respect to the Covered Products that we determined were likely to contain 3TG Minerals. In this process, we relied upon our suppliers to provide information on the origin of the 3TG Minerals contained in components and materials supplied to us, including sources of 3TG Minerals that are supplied to them from sub-tier suppliers. We adopted the standard conflict minerals reporting templates established by the Conflict-Free Sourcing Initiative (CFSI), and launched our conflict minerals due diligence communication survey to these suppliers.

4.	Reasonable Country of Origin Inquiry (RCOI) Description
To implement the RCOI, our Tier 1 suppliers were engaged to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to the Company. Information was collected and stored using an online platform we developed, which utilized the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”) for data collection.

We engaged our suppliers in this process through the following steps:

•	An introductory email was sent to our Tier 1 suppliers describing the compliance requirements and requesting 3TG Minerals information;

•
Following the initial introductions to the program and request for a response to the EICC-GeSI Template questionnaire, reminder emails were sent to each non-responsive supplier requesting survey completion; and

•
Suppliers were offered follow-up assistance in the event it was required. This assistance included, but was not limited to, further information about our conflict minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

We evaluated supplier responses for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG Minerals, as well as the origin of those materials.

We identified a total of 123 suppliers as in-scope for our conflict minerals compliance program, which we contacted as part of the RCOI and due diligence processes. The survey response rate among these suppliers was approximately 63%. Of these responding suppliers, 17% responded “yes” as to having one or more of the 3TG Minerals as necessary to the functionality or production of the products they supply to the Company.

5.	Due Diligence Process

5.1    Overview

Our due diligence processes and efforts have been developed in conjunction with the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. We designed our due diligence process, management and measures to conform in all material respects with the framework OECD Guidance. The subsections below describe our due diligence progress based on the OECD Guidance.

5.2.    Identify potential Covered Products

Our due diligence process began by circulating questionnaires to each of our business unit heads, asking them to identify any potential products manufactured within their business units, and certify that the information that they provided was true and correct. These questionnaires provided an overview of the key disclosure requirements under the Rule, and instructed the business unit heads to err on the side of inclusiveness in identifying any potential products within their respective business units.

5.3    Establish strong company management systems

In order to increase transparency in our supply chain as well as clearly communicate to suppliers and the public our expectations regarding the supply chain of minerals originating from the Covered Countries, we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard. In addition, our revised supplier terms and conditions now require the supplier to represent that all products and materials provided by the supplier after the date of the revised agreement are “conflict free” (as defined in the Dodd-Frank Act).

5.4    Structure internal management to support supply chain due diligence

We established a management system for complying with the Rule and to support our supply chain due diligence process. Our management system includes the development of a Conflict Minerals Working Group led by our Vice President and Deputy General Counsel, and a team of subject matter experts from relevant functions such as procurement, finance and group operations. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a routine basis, and we also provide periodic updates to the Audit Committee of our Board of Directors.

5.5    Strengthen company engagement with suppliers

As previously described, we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard.

5.6    Establish a company-level grievance mechanism

We have multiple longstanding grievance mechanisms whereby whistleblowers, employees and suppliers can report violations of the Company’s policies.

5.7    Identify the Smelters or Refiners (SORs) in the supply chain

As described in Section 4 above, we engaged our Tier 1 suppliers to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to us. Information was collected and stored using an online platform we developed, which utilized the EICC-GeSI Template for data collection. In this process, SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program.

The table below provides a list of the SORs identified in our supply chain, as represented by our suppliers, and the applicable SOR country of origin.

SOR / Facility	Country of Origin
Gold
Aida Chemical Industries Co. Ltd.	Japan
Allgemeine Gold- und Silberscheideanstalt A.G.	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
AngloGold Ashanti Mineração Ltda	Brazil
Argor-Heraeus SA	Switzerland
Asahi Pretec Corporation	Japan
Asaka Riken Co Ltd	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Aurubis AG	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Boliden AB	Sweden
Caridad	Mexico
Cendres & Métaux SA	Switzerland
Central Bank of the DPR of Korea	South Korea
Chimet SpA	Italy
Chugai Mining	Japan
Codelco	Chile
Daejin Indus Co. Ltd	South Korea
DaeryongENC	South Korea
Do Sung Corporation	South Korea
Dowa	Japan
FSE Novosibirsk Refinery	Russia
Heimerle + Meule GmbH	Germany
Heraeus Ltd Hong Kong	Hong Kong
Heraeus Precious Metals GmbH & Co. KG	Germany
Hwasung CJ Co. Ltd	South Korea
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Ishifuku Metal Industry Co., Ltd.	China
Istanbul Gold Refinery	Turkey
Japan Mint	Japan
Jiangxi Copper Company Limited	China
Johnson Matthey Inc	United States
Johnson Matthey Limited	Canada
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
JSC Uralectromed	Russia
JX Nippon Mining & Metals Co., Ltd	Japan
Kazzinc Ltd	Kazakhstan
Kojima Chemicals Co. Ltd	China
Korea Metal Co. Ltd	China
Kyrgyzaltyn JSC	China
L' azurde Company For Jewelry	China
LS-Nikko Copper Inc	China
Materion	Malaysia
Matsuda Sangyo Co. Ltd	Malaysia
Metalor Technologies (Hong Kong) Ltd	Belgium
Metalor Technologies SA	Belgium
Metalor USA Refining Corporation	Belgium
Met-Mex Peñoles, S.A.	Belgium
Mitsubishi Materials Corporation	Japan
Mitsui Mining and Smelting Co., Ltd.	Japan
Moscow Special Alloys Processing Plant	Japan
Nadir Metal Rafineri San. Ve Tic. A.ª.	Japan
Navoi Mining and Metallurgical Combinat	Japan
Nihon Material Co. LTD	Japan
Ohio Precious Metals LLC.	Russia
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russia
OJSC Kolyma Refinery	Russia
PAMP SA	Bolivia
Pan Pacific Copper Co. LTD	Bolivia
Prioksky Plant of Non-Ferrous Metals	Bolivia
PT Aneka Tambang (Persero) Tbk	Indonesia
PX Précinox SA	Indonesia
Rand Refinery (Pty) Ltd	Indonesia
Royal Canadian Mint	Indonesia
Sabin Metal Corp.	Indonesia
SAMWON METALS Corp.	Indonesia
Schone Edelmetaal	Indonesia
SEMPSA Joyeria Plateria SA	Indonesia
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Indonesia
SOE Shyolkovsky Factory of Secondary Precious Metals	Indonesia
Solar Applied Materials Technology Corp.	Indonesia
Sumitomo Metal Mining Co. Ltd.	Indonesia
Suzhou Xingrui Noble	Indonesia
Tanaka Kikinzoku Kogyo K.K.	Indonesia
The Great Wall Gold and Silver Refinery of China	Thailand
The Refinery of Shandong Gold Mining Co. Ltd	Thailand

Tokuriki Honten Co. Ltd	Thailand
Torecom	Thailand
Umicore Brasil Ltda	Thailand
Umicore SA Business Unit Precious Metals Refining	Thailand
United Precious Metal Refining, Inc.	Thailand
Valcambi SA	Thailand
Western Australian Mint trading as The Perth Mint	Thailand
Xstrata Canada Corporation	Brazil
Yokohama Metal Co Ltd	Brazil
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Zijin Mining Group Co. Ltd	China
Tantalum
Conghua Tantalum and Niobium Smeltry	Chile
Duoluoshan	Japan
Exotech Inc.	Japan
F&X	Japan
Gannon & Scott	Russia
Global Advanced Metals	Russia
H.C. Starck GmbH	Russia
Hi-Temp	Germany
JiuJiang JinXin Nonferrous Metals Co. Ltd.	China
JiuJiang Tambre Co. Ltd.	China
Kemet Blue Powder	Kazakhstan
King-Tan Tantalum Industry Ltd	China
LMS Brasil S.A.	China
Mitsui Mining & Smelting	Japan
Molycorp Silmet	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	Japan
Plansee	Bolivia
QuantumClean	Indonesia
RFH	Indonesia
Solikamsk Metal Works	Indonesia
Taki Chemicals	Indonesia
Tantalite Resources	Indonesia
Telex	Indonesia
Ulba	Thailand
Zhuzhou Cement Carbide	China
Tin
CNMC (Guangxi) PGMA Co. Ltd.	China
Cookson	United States
Cooper Santa	Brazil
CV Duta Putra Bangka	Indonesia
CV Gita Pesona	Indonesia
CV JusTindo	Indonesia
CV Makmur Jaya	Indonesia
CV Nurjanah	Indonesia
CV Prima Timah Utama	Indonesia
CV Serumpun Sebalai	Bolivia
CV United Smelting	Poland
EM Vinto	China

Fenix Metals	China
Geiju Non-Ferrous Metal Processing Co. Ltd.	China
Gejiu Zi-Li	China
Gold Bell Group	China
Huichang Jinshunda Tin Co. Ltd	China
Jiangxi Nanshan	China
Kai Unita Trade Limited Liability Company	China
Linwu Xianggui Smelter Co	Malaysia
Liuzhou China Tin	Belgium
Malaysia Smelting Corporation (MSC)	Brazil
Metallo Chimique	China
Mineração Taboca S.A.	Peru
Minmetals Ganzhou Tin Co. Ltd.	Japan
Minsur	Russia
Mitsubishi Materials Corporation	Bolivia
Novosibirsk Integrated Tin Works	Indonesia
OMSA	Indonesia
PT Alam Lestari Kencana	Indonesia
PT Artha Cipta Langgeng	Indonesia
PT Babel Inti Perkasa	Indonesia
PT Babel Surya Alam Lestari	Indonesia
PT Bangka Kudai Tin	Indonesia
PT Bangka Putra Karya	Indonesia
PT Bangka Timah Utama Sejahtera	Indonesia
PT Bangka Tin Industry	Indonesia
PT Belitung Industri Sejahtera	Indonesia
PT BilliTin Makmur Lestari	Indonesia
PT Bukit Timah	Indonesia
PT DS Jaya Abadi	Indonesia
PT Eunindo Usaha Mandiri	Indonesia
PT Fang Di MulTindo	Indonesia
PT HP Metals Indonesia	Indonesia
PT Karimun Mining	Indonesia
PT Koba Tin	Indonesia
PT Mitra Stania Prima	Indonesia
PT Panca Mega	Indonesia
PT Refined Banka Tin	Indonesia
PT Sariwiguna Binasentosa	Indonesia
PT Seirama Tin investment	Indonesia
PT Stanindo Inti Perkasa	Thailand
PT Sumber Jaya Indah	Brazil
PT Tambang Timah	China
PT Timah	China
PT Timah Nusantara	Indonesia
PT Tinindo Inter Nusa	Indonesia
PT Tommy Utama	Indonesia
PT Yinchendo Mining Industry	Indonesia
Thaisarco	Thailand
White Solder Metalurgia	Brazil
Yunnan Chengfeng	China

Yunnan Tin Company Limited	China
Tungsten
A.L.M.T. Corp.	Japan
ATI Tungsten Materials	Turkey
Chaozhou Xianglu Tungsten Industry Co Ltd	South Korea
China Minmetals Nonferrous Metals Co Ltd	Italy
Chongyi Zhangyuan Tungsten Co Ltd	Italy
Dayu Weiliang Tungsten Co., Ltd.	South Korea
Fujian Jinxin Tungsten Co., Ltd.	Russia
Ganzhou Grand Sea W & Mo Group Co Ltd	Russia
Global Tungsten & Powders Corp	Russia
HC Starck GmbH	Russia
Hunan Chenzhou Mining Group Co	Germany
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Germany
Japan New Metals Co Ltd	Japan
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Jiangxi Tungsten Industry Group Co Ltd	China
Kennametal Inc.	Kazakhstan
Tejing (Vietnam) Tungsten Co Ltd	Indonesia
Wolfram Bergbau und Hütten AG	Brazil
Wolfram Company CJSC	Brazil
Xiamen Tungsten Co Ltd	Brazil
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Brazil
Zhuzhou Cemented Carbide Group Co Ltd	China

5.8    Identify and assess risks in the supply chain

When a risk is identified in the supply chain, we will engage with our direct supplier and develop a timeframe in which the risk can be mitigated, which may include taking appropriate steps to transition procurement to a different supplier.

5.9    Design and implement a strategy to identified risks

Any findings that are not in-line with our revised supplier terms and conditions will be reported to the designated senior manager immediately. The objective of our risk management plan is to evaluate and respond to identified risks in order to prevent or mitigate adverse impacts. In implementing our strategy to respond to identified risks, we will consider our ability to influence those suppliers who can most effectively prevent or mitigate the identified risk.

5.10    Report on supply chain due diligence

This Report and accompanying Form SD are publicly filed with the Securities and Exchange Commission and available on our website at www.engilitycorp.com.

6.	Product Determination

After exercising due diligence on the source and chain of custody of the 3TG Minerals in the Covered Products as described above, the Company does not have sufficient information from its suppliers or other sources to reasonably conclude whether or not all of the 3TG Minerals in its Covered Products are from recycled or scrap sources or whether or not such 3TG Minerals directly or indirectly financed or benefited armed groups in the Covered Countries.

7.	Steps to Improve Due Diligence

We expect to take the following steps, among others, to improve our due diligence measures and to further mitigate the risk that 3TG Minerals contained in the Covered Products may benefit armed groups in the Democratic Republic of the Congo or an adjoining country: (i) continuing to engage with our suppliers to obtain current, accurate and complete information about the supply chain; and (ii) encourage suppliers to implement responsible sourcing and to have them encourage SORs to obtain a “conflict-free” designation from an independent, third-party auditor.